REPORT OF INDEPENDENT CERTIFIED
PUBLIC ACCOUNTANTS

To the Board of Directors
IndeNet, Inc. and Subsidiary


We have audited the accompanying consolidated balance sheets of IndeNet, Inc. and Subsidiary (formerly Independent TeleMedia Group, Inc.) as of March 31, 1995 and the related consolidated statements of operations, stockholders' equity and cash flows for the three months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of IndeNet, Inc. and Subsidiary (formerly Independent TeleMedia Group, Inc.) as of March 31, 1995 and the results of their operations and their cash flows for the three months then ended in conformity with generally accepted accounting principles.

We have reviewed the accompanying consolidated balance sheet of IndeNet, Inc. and Subsidiary ((formerly Independent TeleMedia Group, Inc.) as of March 31, 1994, and the related consolidated statements of operations and cash flows for the three months then ended in accordance with standards established by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of IndeNet, Inc. and Subsidiary ((formerly Independent TeleMedia Group, Inc.)

A review consists primarily of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements in order for them to be in conformity with generally accepted accounting principles.

/s/ BDO Seidman
BDO Seidman
May 7, 1996



INDENET, INC.
Consolidated Balance Sheet
March 31, 1995 and 1994
                                   1995        1994
                                (audited)    (unaudited)
ASSETS:

Current Assets:
Cash and cash equivalents       $479,534      $505,336

Restricted cash
(Notes B, D and H)               688,826       834,070

Marketable securities, at
cost which approximates
market                            -----      1,952,283

Receivables:
Accounts and other receivables,
less allowance for doubtful
accounts of $125,417 and $0
(Note J)                       3,678,553       216,176

Note Receivable,
current portion                  583,604     1,533,962

Total Receivables              4,262,157     1,750,138

Inventories                      327,108        ----

Prepaid Expenses                 116,843        ----

Total Current Assets           5,874,468     5,041,827

Property and equipment,
less accumulated depreciation
and amortization (Note C)      2,762,936        19,000

Note receivable, less
current portion                                458,047

Capitalized costs, net            59,655         ----

Other long-term assets           317,124         ----

Goodwill, net (Note A)         8,443,401         ----

TOTAL ASSETS:                $17,457,584    $5,518,874

    See notes to consolidated financial statements.



INDENET, INC.
Consolidated Balance Sheet (cont'd)
March 31, 1995 and 1994
                                   1995        1994
                                (audited)    (unaudited)
LIABILITIES AND STOCKHOLDERS'
EQUITY

Current liabilities:
Accounts payable and accrued
expenses                      $3,217,659      $ 874,042

Line of credit (Note D)        2,171,620         ---

Notes payable to shareholders
of acquired company, current
portion (Notes A and D)          200,020         ---

Note payable, current portion
(Note D)                         776,000        150,000

Total current liabilities      6,365,299      1,024,042

Notes payable to shareholders
of acquired company
(Notes A and D)                4,404,480         ---

Note payable (Note D)          1,916,758        400,000

Total liabilities:            12,686,537      1,424,042

Commitments and contingencies
(Notes H and K)

Stockholders' equity (Note F)
Preferred stock $.0001 par value
  Authorized - 40,000,000 shares
  None issued and outstanding

Common stock $.001 par value
  Authorized - 100,000,000 shares
  Issued and Outstanding -
  5,404,823 and 3,793,472          5,405           3,793

Additional paid-in capital     6,064,463       4,185,196

Accumulated deficit           (1,298,821)        (94,157)

Total stockholders' equity     4,771,047       4,094,832

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY         $17,457,584      $5,518,874


    See notes to consolidated financial statements.


INDENET, INC.
Consolidated Statement of Operations
Three Months Ended March 31, 1995 and 1994

                                   1995        1994
                                (audited)    (unaudited)

Revenue (Note J)             $3,004,259       $   ---

Cost of sales                 1,243,211           ---

Gross profit                  1,761,048           ---

Operating expenses:
Selling, general and
administrative                1,658,865           ---

Depreciation and
amortization (Note C)           179,232           6,000

Corporate general and
administrative                  557,631         284,918

Operating loss                 (634,680)       (290,918)

Other income (expense):
  Interest expense             (137,885)        (19,500)
  Miscellaneous, net             10,571           3,305

Net Loss                       (761,994)       (307,113)

Net loss per share               ($0.15)         ($0.08)

Weighted average number of
common shares outstanding     5,096,823       3,793,472


     See notes to consolidated financial statements.


INDENET, INC.
Consolidated Statement of Changes
in Stockholders' Equity
Three Months Ended March 31, 1995

                  Common Stock

                                 Addit'l
               No. of   Common   Paid-In   Accumulated
               Shares   Stock    Capital    Deficit     Total

Balance at
January 1,
1995         4,050,143 $ 4,050  $4,532,818  $(536,827) $4,000,041

Exercise of
Options
(Note F)       430,680     431       (431)     ----      -----

Issuance of
common stock
in lieu of
officers'
compensation
(Note F)        24,000      24     29,976      ----      30,000

Issuance of
common stock
for purchase
of Mediatech
(Note A)       900,000     900   1,502,100     ----    1,503,000

Net loss         ---       ---      ---      (76,994)  (761,994)

Balance at
March 31,
1995         5,404,823   5,405   6,064,463 (1,2998,821) 4,771,047


      See notes to consolidated financial statements.


INDENET, INC.
Consolidated Statement of Cash Flows
Increase (Decrease) in
Cash and Cash Equivalents
Three Months Ended March 31, 1995 and 1994

                                   1995        1994
                                (audited)    (unaudited)
CASH FLOWS FROM OPERATING
ACTIVITIES
Net loss                      $  (761,994)  $  (307,113)

Adjustments to reconcile
net loss to net cash used
in operating activities:
  Depreciation and amortization   179,232         6,000
  Provision for losses on
   accounts receivable             29,938           ---
  Interest accrued on
   note receivable                (24,000)      (14,361)
  Issuance of common stock
   for services                    30,000        57,292
  Decrease/increase in operating
   assets and liabilities:
   Restricted cash                 17,454        (2,354)
   Accounts receivable           (175,218)       56,933
   Inventories                    (45,627)         ---
   Prepaid expenses               (11,486)         ---
   Capitalized costs                ---            ---
   Other Assets                   (16,511)         ---
   Accounts payable and
    accrued expenses              192,930       (60,830)

Net cash used in operations      (585,282)     (264,433)

Cash Flows from Investing
Activities:
Acquisition of Mediatech,
  Inc.                         (3,000,000)         ---
Cash acquired from
  Mediatech, Inc.                 369,848          ---
Capital expenditures              (39,277)         ---
Investment in marketable
  securities                       ---       (1,952,283)
Collection of note
  receivable, net                 350,001          ---

Net cash used in
investing activities           (2,319,428)   (1,952,283)

Cash Flows from
financing activities:
Proceeds from notes payable       179,690           ---

Repayment of notes payable        (46,000)      (40,000)

Net cash provided by (used in)
financing activities              133,690       (40,000)

Decrease in cash and cash
equivalents                    (2,771,020)   (2,256,716)

Cash and cash equivalents
- - beginning of period           3,250,554     2,762,052

Cash and cash equivalents
- - end of period                   479,534       505,336


   See notes to consolidated financial statements.


INDENET, INC.
Consolidated Statement of
Cash Flows (cont'd)
Increase (Decrease) in
Cash and Cash Equivalents

                                   1995        1994
                                (audited)    (unaudited)

Supplemental Disclosure of
Cash Flow Information

Cash paid during the
period for:
  Interest                   $  80,329        $   19,500

Supplemental Disclosure of
Non-Cash Investing and
Financing Activities

Effective February 3, 1995, in conjunction with the purchase of Mediatech, Inc., the Company received assets of approximately $6,793,809 and assumed liabilities of approximately $6,835,958 in exchange for 900,000 shares of the Company's common stock valued at $1.67 per share and a note payable of $4,604,500.


    See notes for consolidated financial statements.


INDENET, INC.  Summary of Accounting Policies

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of IndeNet, Inc. and Subsidiary (formerly Independent TeleMedia Group, Inc.), (the Company) and its wholly-owned subsidiary Mediatech, Inc. ("Mediatech") (since its acquisition on February 3, 1995). All material intercompany transactions and balances have been eliminated.

ORGANIZATION AND BUSINESS

The Company was organized under the laws of the State of Colorado on April 4, 1988. The Company is primarily a duplicator and distributor of video-based program materials.
The Company's customers are located throughout the United
States and are serviced by three operating facilities located in Chicago, Illinois; New York, New York; and Los Angeles,
California. Effective June 30, 1995, the Company re-incorporated as a Delaware corporation.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an initial maturity of three months or less to be cash equivalents.

MARKETABLE SECURITIES

The Company accounts for marketable securities in accordance with Statement of Financial Accounting Standards No. 115
("SFAS 115"). The Company's investments are available for sale and are stated at market, which approximates cost. Investments consist primarily of bonds.

INVENTORIES

Inventories are stated at the lower of cost (first-in, first-out) or market (net realizable value).

DEPRECIATION AND AMORTIZATION

Depreciation of property and equipment is provided using the straight-line method. The estimated useful lives are as follows:


Building and improvements                10-20 years
Equipment                                 5-7  years


Leasehold improvements are written off over the estimated useful lives or the life of the related lease, whichever is shorter.

GOODWILL

Goodwill represents a portion of the excess of cost over the fair value of the identifiable net assets acquired in connection with the February 3, 1995 acquisition of Mediatech. Goodwill is amortized over 20 years.

At each balance sheet date, using an un-discounted cash flow method, the Company evaluates the realization and period of amortization to determine whether events and circumstances warrant revised estimates of amortization and whether the goodwill has continuing value.

INCOME TAXES

The Company accounts for income taxes using Financial Accounting Standards Board's (FASB) Statement of Financial Accounting, Standard No. 109 (SFAS 109) "Accounting for Income Taxes."
SFAS 109 requires a company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in a company's financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years which the differences are expected to reverse.

LOSS PER SHARE

Net loss per share is calculated by taking the net loss divided the average number of common shares outstanding. Common stock equivalents, such as stock options, warrants and convertible preferred stock, have not been included since their effect would not be dilutive.

ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF LONG-TERM DEBT

The fair value of the Company's long-term debt is estimated based on the quoted market price for the same or similar issued or on the current rates offered to the Company for debt of the same remaining maturities.

NEW ACCOUNTING PRONOUNCEMENTS

Statement of Financial Accounting Standards No. 121,
"Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to Be Disposed of" (SFAS No. 121) issued by the Financial Accounting Standards Board (FASB) is effective for financial statements for fiscal years beginning after December 15, 1995. The new standard establishes new guidelines regarding when impairment losses on long-lived assets, which included plant and equipment, and certain identifiable intangible assets, should be recognized and how important losses should be measured. The Company does not expect adoption to have a material effect on its financial position or results of operations. Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123) issued by the Financial Accounting Standards Board (FASB) is effective for specific transactions entered into after December 15, 1995. The new standard establishes a fair value method of accounting for stock-based compensation plans and for transactions in which an entity acquires goods or services from nonemployees in exchange for equity instruments. At the present time, the Company has not determined if it will change its accounting policy for stock based compensation or only provide the required financial statement disclosures. As such, the impact on the Company's financial position and results of operations is currently unknown. The Company does not expect adoption to have a material effect on its financial position or results of operations.

RECLASSIFICATIONS

Certain reclassifications have been made to the prior period consolidated financial statements to conform to 1995 presentation.


INDENET, INC.
Notes to Consolidated Financial Statements
Three Months Ended March 31, 1995
(Information with respect to the three-month period ended March 31, 1995 is unaudited.)


NOTE A - ACQUISITION OF MEDIATECH

Effective February 3, 1995 and amended as of March 14, 1995, the Company acquired 100% of the outstanding common shares of Mediatech under a Stock Purchase Agreement with Mediatech's shareholders for $9,107,500. Under the terms of the Agreement with the shareholders of Mediatech, the Company issued 900,000 shares of restricted common stock valued at $1,503,000, paid $3,000,000 in cash and issued notes of $4,604,500. Principal and interest payments on the notes are payable quarterly and begin
90 days from the date of close and will equal $18,750 per quarter for the first quarters; will increase to $143,750 for the fifth through the twelfth quarters; and will remain at $125,000 for the remaining term of the notes. Effective June 30, 1995, a former shareholder of Mediatech converted $2,250,000 of a note payable to 750,000 shares of common stock at $3.00 per share. The shareholder has agreed to "lockup" the shares until July 1, 1996; at which time the Company has agreed to demand registration rights. The acquisition is being accounted for as a purchase. The results of operations of Mediatech are included in the statement of operations as of the date of acquisition. See Notes G and K for unaudited pro forma results of operations which include Mediatech.

NOTE B - RESTRICTED CASH

At March 31, 1995, the Company had approximately $163,000 in an escrow account pending the outcome of the Company's lawsuit with USID. The Company has accrued a liability with respect to this matter. See Note H.

At March 31, 1995, the Company had approximately $526,000 in an escrow account as collateral against the Company's
$500,000 note payable.  See Note D.

NOTE C - PROPERTY AND EQUIPMENT

Property and equipment are stated at cost and consist of the following:

                          March 31, 1995     March 31, 1994

(unaudited)

Land                        $    500,000       $    ----
Building and improvements        621,732            ----
Equipment                      1,447,314           50,000
Leasehold improvements           244,117           40,882
Furniture and fixtures            92,428            ----
Vehicles                          41,513            ----
                               2,947,104           90,882

Less accumulated depreciation
and amortization                 184,168           71,882

Property and
equipment, net               $ 2,762,936         $ 19,000

Depreciation and amortization for the three months ended
March 31, 1995 and 1994 was $179,232 and $6,000.


NOTE D - LONG-TERM DEBT AND LINE-OF-CREDIT

Note payable of $500,000 which is classified as a current note payable on the balance sheet. The note is secured by $526,000 held in an escrow account, and is to repaid within five years with interest accruing at 13% per annum. As of March 31, 1995, the Company was making interest only payments. Effective June 30, 1995, the holder of the note converted the debt to 166,667 shares of Series B Convertible Preferred Stock. The preferred stock was valued at $3.00 per share and provides for a 12% annual dividend, payable monthly for a period of up to five (5) years. Commencing July 1, 1997, the preferred stock is convertible into the Company's common stock for $3.00 per common share (i.e., one preferred share for one common share) or market, whichever is less. In addition, the holder purchased an additional 50,000 shares of Series B Convertible Preferred Stock, valued at $3.00 per share. This issuance of preferred stock has the same terms as described above. Net proceeds to the Company, after legal and professional expenses, was $145,400.

Note payable of $2,192,758 of which $276,000 is classified as notes payable, current and $1,916,758 is classified note payable, long term. The note was issued pursuant to a term loan agreement which contains restrictive covenants, including financial covenants relating to levels of tangible net worth, capital expenditures and compensation and certain financial ratios. At March 31, 1995, the Company was in violation of one covenant for which a waiver has been obtained. The note bears interest at the prime rate (9% at March 31, 1995) plus 0.75%; due in monthly installments of $23,000 plus interest, with a balloon payment due in October 1999 for the remaining balance; secured by substantially all assets of the Company, and guaranteed by an officer of Mediatech. In February, 1996, the Company refinanced this note with another lender into two notes; a term loan for $1,300,000 and a mortgage loan for $768,000. Both notes bear interest at prime + 0.5%; are amortized over ten years and due December 1997. Payments on the term loan equal $31,549 monthly and payments on the mortgage note equal $9,271 monthly. In connection with the refinance, the guarantee by the officer was relieved.

The Company has a $2,200,000 line-of-credit expiring
June 30, 1995, which bears interest at the bank's prime lending rate plus 0.75%. The line-of-credit is secured by the Company's accounts receivable. The line is guaranteed by an officer of Mediatech. Cash advances of $2,171,620 were outstanding against the line-of-credit at March 31, 1995. In addition, the Company maintains a $26,800 standby letter of credit in favor of the lessor of the Company's East office facilities. In February, 1996, the Company refinanced with another lender. The new arrangement calls for a $1,850,000 line-of-credit expiring December 1997 ; interest at prime plus 0.25% or LIBOR plus 2.75% (at the Company's election); due December, 1997; monthly payments are interest only; and the line is secured by eligible receivables. In connection with the refinance, the guarantee by the officer was relieved.

The carrying cost of the above debt instruments approximate the fair value of the instruments.

As of March 31, 1995, the aggregate amounts of long-term debt maturing in succeeding years are as follow:

Years ended
March 31,         Related Party      Third Party         Total

1996              $  200,020        $  776,000        $ 976,020
1997                 200,000            276,000         476,000
1998                 200,000            276,000         476,000
1999                 200,000            276,000         476,000
2000               3,804,480          1,088,758       4,893,238

                 $ 4,604,500        $ 2,692,758     $ 7,297,258



NOTE E - INCOME TAXES

At March 31, 1995, the Company has a net operating loss carryforward of approximately $1,487,000 for federal income tax purposes, which expires in 2009. This loss carryforward gives rise to a deferred tax asset of $506,000. This tax asset has a 100% valuation allowance as the Company cannot determine if it is more likely than not the deferred tax asset will be realized. Because of changes in the Company's ownership, there is an annual limitation on the usage of the net operating loss carryforward.


NOTE F - EQUITY

Private Placement

On February 19, 1993, the Company completed a private placement of units consisting of 1,351,200 shares of the Company's common stock and warrants to purchase an additional 1,351,200 shares at $2.00 per share, for a period of five years. Net proceeds to the Company from the offering after payment of the agents commission and expense was $2,354,442, of which $300,000 was used by the Company to purchase 150,000 shares of common stock from officers/shareholders. The agent received an option to purchase 112,600 units at $2.50 per share for a period of five years.

In August 1994, the Company distributed a private Tender
Offer to the warrant holders offering either to purchase each existing warrant for $.40 per warrant or to exchange for three existing warrants one share of available common stock. Warrant holders sold back to the Company 194,800 warrants for a total price of $77,920. No warrants were exchanged for common stock. See Warrants below.

Stock Compensation Plan

On December 14, 1993, the Company implemented a qualified stock option plan (Plan). The purposes of the Plan was to further the success of the Company be making common stock of the Company available for purchase by employees and to provide an incentive to such individuals. A total of 1,000,000 shares of common stock of the Company have been approved by the shareholders for issuance under the Plan.

As of March 31, 1995, options for 294,200 shares of the Company's common stock are outstanding under the Company's qualified stock option plan. The following summarizes those options as of March
31, 1995:

Shares   Exercise Price    Canceled     Vested      Non-Vested

174,200     $1.25            ----       64,200     110,000  (a)
120,000     $1.43            ----      120,000       ----

(a) 55,000 shares vest upon common stock price reaching $3.25 and 55,000 vest upon common stock price reaching $4.25.

Subsequent to March 31, 1995, the Company issued to employees
1,134,485 options for between $1.38 and $2.25. The strike price granted was the fair value of the stock at the time of grant.

Stock Grants

During the three months ended March 31, 1995, officers received 24,000 shares of common stock in lieu of cash compensation. The shares were valued at $1.25 per share.
Compensation expense of $30,000 was recorded in connection with this transaction.

Stock Options

During the three months ended March 31, 1995, option holders exercised options to purchase 717,800 of the Company's common stock utilizing the Company's "Stock for Stock Exchange" arrangement resulting in the issuance of 430,680 shares of common stock.


Subsequent to March 31, 1995, warrant and option holders exercised warrants and options to purchase 3,185,651 shares of the Company's common stock. The warrants and options were exercised for between $1.25 and $2.50 per share. The Company received gross proceeds of $5,095,186. Legal, professional and solicitation fees of approximately $243,000 were incurred in connection with the transactions.

Warrants

The following warrants were outstanding at March 31, 1995:

(a) 1,269,000 issued in connection with a private offering.  See
Private Placement above.

(b) 360,000 issued in connection with a settlement of a lawsuit in 1994.

(c)   162,241 issued in connection with a note payable.  See Note
D.


NOTE G - UNAUDITED PRO FORMA RESULTS OF OPERATIONS

Condensed unaudited pro forma results of operations of the Company and Mediatech, as if the purchase occurred at the beginning of the following three periods, are presented below. Since Mediatech was acquired by the Company as of February 3, 1995, the unaudited pro forma results of operations for the three months ended March 31, 1995 include Mediatech for the one month period ended January 31, 1995. The unaudited pro forma financial statements have been prepared for comparative purposes only and are not necessarily indicative of what would have occurred had the acquisition been completed as of those dates or of any results that may occur in the future.

                                UNAUDITED

         The
         Company                                       Pro
         Three        Mediatech    Combined            forma
         Months       One          Three       Pro     Three
         Ended        Month        Months      forma   Months
         3/31/95      Ended        Ended       Adjust- Ended
                      1/31/95      3/31/95     ments   3/31/95

Revenue  $ 3,004,259  $ 1,375,174  $ 4,379,433 $ ----- $4,379,433
Net
(loss)
income   $ (761,944)  $  (97,264)  $ (859,258) $56,261 $(802,997)
Net loss
per share $   (0.15)                                   $(0.15)



         The
         Company                                       Pro
         Three        Mediatech    Combined            forma
         Months       One          Three       Pro     Three
         Ended        Month        Months      forma   Months
         3/31/95      Ended        Ended       Adjust- Ended
                      3/31/95      3/31/95     ments   3/31/95


Revenue $  ----  $4,603,164   $4,379,433  $   ----  $4,603,164
Net
(loss)
income $(307,113)  $168,506   $(138,607)  $(61,495) $(200,102)
Net
loss
per
share  $ (0.08)                                     $ (0.04)



         The
         Company                                       Pro
         Twelve       Mediatech    Combined            forma
         Months       Twelve       Twelve      Pro     Twelve
         Ended        Months       Months      forma   Months
         12/31/94     Ended        Ended       Adjust- Ended
                      12/31/94     12/31/94    ments   12/31/94

Revenue $ ----      $18,156,544   $18,156,544 $ ----  $18,156,544
Net
(loss)
income  $(749,783)     $598,179   $ (151,604) $185,095   $ 33,491
Net
loss
per
share   $  (0.19)                                       $  .01


Pro forma adjustments primarily include amortization of allocated costs in connection with purchase and reduction of salaries pursuant to employment contracts.

NOTE H - COMMITMENTS, CONTINGENCIES AND LITIGATION

Employment Agreements

Effective January 1, 1993, the Company entered into employment agreements with two of its officers. The agreements expire on January 1, 1996, and provide for minimum salaries of $120,000 and $180,000 each, subject to a 5% to 20% raise in the second and third years. The agreement also provides for each officer to participate in the Company's profit sharing bonus as determined by the Board of Directors. One of the officers received an outright stock grant for 10,000 shares upon execution of the agreement. In an amendment to the employment agreement approved by the Board in June 1993, the other officer was provided with 50,000 stock grants issued in blocks of 25,000 shares at January 1, 1994 and January 1, 1995 contingent upon his continued employment on these dates. On January 1, 1996, the Company entered into an employment agreement with one its officers, providing for an annual salary of $190,000 plus stock options.


In connection with the acquisition of Mediatech, the Company entered into employment agreements with two of Mediatech's officers. The agreements expire on February 2, 1998 and provide for annual salaries of $125,000 each. The agreements also provide for each officer to participate in the Company's profit sharing bonus as determined by the Board of Directors.

Leases

The Company leases office and warehouse facilities under various operating lease agreements. Certain of these facilities are owned by companies, all of which are owned or majority owned by an officer of Mediatech. In addition to monthly rentals, the Company is responsible for insurance, property taxes, utilities and normal maintenance of the facilities.

Future minimum lease payments under noncancelable operating leases as of March 31, 1995 are as follows:


              Related Party    Third Party       Total


1996          $  978,603        $  161,590       $1,140,193
1997             978,603           161,590        1,140,193
1998             692,942           160,700          853,642
1999             159,444            62,500          221,944
2000             159,444              ----          159,444
Thereafter       411,897              ----          411,897

              $3,380,933        $  546,380       $3,927,313

Rental expense on operating leases amounted to $191,074 and $7,500 for the three months ended March 31, 1995 and 1994, including $163,101 in 1995 for the related party leases described above. Rental income amounted to $8,970 for the three months ended March 31, 1995.

Litigation

Allstate

On July 16, 1993, Allstate Communications, Inc. ("Allstate") filed a lawsuit in Los Angeles Superior Court for the County of Los Angeles against the Company. The Complaint alleges the following courses of action: breach of contract, breach of implied co venant of good faith and fair dealings, fraud, negligent misrepresentation, constructive fraud, common count, declaratory relief, statutory misrepresentation of trade secrets, intentional interference with prospective economic advantage, negligent interference with prospective economic advantage, temporary restraining order, reliminary injunction and permanent injunction, and for an accounting.

On June 29, 1994, the Court provided Allstate an attachment of approximately $161,000 of the Company's funds. The plaintiffs have reduced the scope of their complaint to eliminate all direct and indirect securities claims. At March 31, 1995, the Company had accrued $251,000 with respect to this matter. Subsequent to March 31, 1995, the Company settled with Allstate which resulted in the Company paying to Allstate the $161,000 in the escrow account plus an additional $90,000 for accrued interest and related expenses.

Other

The Company is subject to various lawsuits and claims arising out of the normal course of its business. In the opinion of management, the ultimate liability to the Company as a result of any legal proceedings will not have a material effect on the financial position of the Company.

Subsequent to March 31, 1995, the Company settled a lawsuit with one of its former tenants. The result of the settlement was a net gain to the Company of $145,000.

NOTE I - 401(K) PLAN AND PROFIT PARTICIPATION PROGRAM

The Company's subsidiary Mediatech has a 401(k) defined contribution plan covering substantially all of its full-time employees. The Company contributes a percentage of participants' contributed earnings to the plan. Contributions amounted to approximately $4,900 for the three months ended March 31, 1995 and 1994.

The Company's subsidiary has a profit participation program whereby the Company will allocate a percentage of its pretax profits to eligible supervisors and managers of the Company.
No amounts were allocated under this program for the three months ended March 31, 1995 and 1994.

NOTE J - SIGNIFICANT CUSTOMERS

Sales to one customer represented approximately 14% of the Company's net sales for the three months ended March 31, 1995.
The related accounts receivable from this customer represented
7% of the accounts receivable at March 31, 1995.

NOTE K - SUBSEQUENT EVENTS

Acquisition of Channelmatic

Effective November 27, 1995, the Company entered into an Asset Purchase and Contribution Agreement with Channelmatic pursuant to which the Company agreed to purchase 66.67% of the assets, business and operations of Channelmatic. The purchase price paid by the Company for its 66.67% interest consisted of the following: (i) a $5,602,500 promissory note; and (ii) 1,530,000 restricted shares of the Company's Common Stock. The restricted common stock was valued at $2.82 per share (which price represents 70% of the average quoted price of the Company's common stock at the time of acquisition), which management believes was its fair value. In addition, the Company agreed to contribute $3,000,000 to the capital of Channelmatic, which amount is payable over an 18-month period with interest at an 8% annual rate. On November 27, 1995, the Company made a $755,000 payment on this note. The Company also has obtained a five-year option to purchase some or all of the remaining 33.33% interest in Channelmatic for a purchase price of up to $6,000,000 on a pro rata basis.


The $5,602,500 promissory note bears interest at a rate of 8% per annum. A $2,000,000 principal payment was made on January 5, 1996 and a $500,000 payment was made on April 1, 1996. Commencing in July 1996, the Company will make monthly payments of principal and interest equal to $70,613. Based on the foregoing payment schedule, the entire promissory note will be paid in full within 72 months after the closing date of the acquisition. The Company's obligations under the promissory note are secured by a lien on the Company's 66.67% common stock interest in Channelmatic, a blanket lien on substantially all of Channelmatic's assets, and by a guaranty of Channelmatic.


Condensed unaudited pro forma results of operations of the Company, Mediatech, and Channelmatic as if the purchase occurred at the beginning of the periods is presented below. The unaudited pro forma financial statements have been prepared for comparative purposes only and are not necessarily indicative of what would have occurred had the acquisition been completed as of those dates or of any results that may occur in the future.

                         UNAUDITED



                      Channel                          Pro
         IndeNet      matic        Combined            forma
         Nine         Nine         Nine        Pro     Nine
         Months       Months       Months      forma   Months
         Ended        Ended        Ended       Adjust- Ended
         12/31/95     11/30/95     12/31/95    ments   12/31/95


Revenue $13,558,661   $4,551,907   $18,110,568 $----  $18,110,568
Cost of
Sales     5,848,202    2,875,782     8,723,984  ----    8,723,984

S, G&A    6,518,721    1,553,676     8,072,397     (b)  7,973,730
                                               (98,667)

Depr./
Amort.    1,309,661      222,090    1,531,751 377,056(a)1,908,807

Research
& Devel-
opment      174,960       90,202      265,162   ----      265,162

Corporate   779,055        ----       779,055   ----(c)   779,055

Misc.
(expense),
net        (253,441)    (87,499)    (340,940) (298,800) (639,740)

Income
taxes         2,484     (11,353)      (8,869)    ----     (8,869)

Alloca-
tion
to min.                                       (6,224)(d)
int.       (51,870)                  (51,870)            (58,094)

Net
(loss)
income   (1,275,993)   (265,989) (1,541,982)(570,965)$(2,112,947)

Net
(loss)
per share    $(0.17)                                      $(0.24)

Number of
 shares    7,612,723                                    8,972,723




IndeNet                  Channel-                      Pro
Nine        Mediatech    matic       Combined          forma
Months      Nine         Nine        Nine      Pro     Nine
Ended       Months       Months      Months    forma   Months
12/31/94    Ended        Ended       Ended     Adjust- Ended
            12/31/94     12/31/94    12/31/94  ments   12/31/94


Revenue
$  ----   $13,553,083   $7,356,805 $20,909,888 $ ---  $20,909,888

Cost of Sales
$  ----     5,708,749    3,854,997   9,563,746 $ ---    9,563,746

S, G&A
$  ----     6,485,073    1,917,772   8,402,845     (b)  8,160,595
                                               (242,250)

Depr./Amort.
$ 19,000      797,163    142,063   958,226 1,322,394(a) 2,280,620

Research and Development
$  ----        ----      481,157   481,157   $ ---        481,157

Corporate
$ 936,164      ----       ----     936,164   $ ---        936,164

Misc. (expense), net
$ 512,494   (132,680)    (94,974)  284,840  (126,939)(c)  157,901

Provision for income taxes
$  ----       ----        25,482    25,482   $ ---         25,482

Allocation to min. int.
$  ----       -----        -----    ------   243,096(d)   243,096

Net (loss) income
$ (442,670)   429,418    840,360   827,108  (1,450,179) (623,071)

Net (loss) per share
$  (0.11)                                               $ (0.10)

Number of shares
$ 3,967,531                                            $6,397,531


Pro-forma adjustments include (a) amortization of allocated costs in connection with the purchases, (b) reduction of salaries pursuant to employment contracts, (c) interest expense on shareholder notes, and (d) allocation to minority interest.

Acquisition of Starcom

On February 7, 1996, the Company acquired 100% of the common stock of Starcom for 1,000,000 shares of the Company's restricted common stock. The restricted common stock was valued for book purposes at $2.80 per share (which price represents 70% of the average quoted price of the Company's common stock at the time of acquisition), which management believes was its fair value.

The number of shares issued to the Starcom shareholders can be adjusted according to the "Formula Value." The Formula Value is based primarily on the gross profit of Starcom business from January 1, 1996 through March 31, 1996.


Starcom is engaged in the distribution of syndicated television programs, television commercials and infomercial programs. Distribution is accomplished through satellite broadcast.
Starcom will provide the Company with a West Coast base of operations to establish a position in the program syndication market and enhance its position in video duplication. The digital delivery technology being developed by the Company has direct application for the delivery of syndicated programs as well as infomercials. The synergies between the Company and Starcom permit elimination of significant costs duplicated at the two entities.

Condensed unaudited pro forma results of operations of the Company, Mediatech, Channelmatic and Starcom as if the purchase occurred at the beginning of the periods is presented herein. The unaudited pro forma financial statements have been prepared for comparative purposes only and are not necessarily indicative of what would have occurred had the acquisition been completed as of those dates or of any results that may occur in the future.

                                UNAUDITED


IndeNet     Acqui-                                   Pro
Nine        sitions      Combined                    forma
Months      Eight        Nine           Pro          Nine
Ended       Months       Months         forma        Months
12/31/95    Ended        Ended          Adjust-      Ended
            12/31/95     12/31/95       ments        12/31/95


Revenue
$13,558,661  $8,186,278   $21,744,939 $(714,000)(a)  $21,030,939

Cost of Sales
5,848,202     5,075,098   10,923,300  (531,000)(a),(b) 10,392,300

S, G&A
7,297,776    3,405,795    10,703,571  (1,302,667)(c),   9,400,904
                                                 (d)(e)

Depr./Amort.
1,309,661      405,426     1,715,087    821,733 (f)     2,536,820

Research and Development
174,960         90,202       265,162       ----           265,162

Misc. (expense), net
(253,441)     (378,666)     (632,107)  (132,800)(g),(i) (764,907)


Income taxes
2,484         (11,353)        (8,869)     ----            (8,869)

Allocation to min. int.
(51,870)        ----         (51,870)     6,224)(h)      (58,094)

Net (loss) income
$(1,275,993) $(1,157,556) $(2,433,549)   $171,358    $(2,262,191)

Net (loss) per share
$    (0.17)                                             $  (0.27)

Number of shares
7,612,723                                               8,612,723




IndeNet     Acqui-                                     Pro
Twelve      sitions      Combined                      forma
Months      Twelve       Twelve        Pro             Twelve
Ended       Months       Months        forma           Months
12/31/94    Ended        Ended         Adjust-         Ended
            12/31/94     12/31/94      ments           12/31/94


Revenue
$   ----     $34,626,544  $34,626,544 $(3,178,000)(a) $31,448,544

Cost of Sales
- ----          17,568,403   17,568,403 (2,328,000)(a),  15,240,403
                                                 (b)


S, G&A
1,221,082    14,925,992   16,147,074  (1,991,734)(c),  14,155,340
                                                 (d)(e)

Depr./Amort.
25,000        1,179,154    1,204,154    2,345,717(f)    3,549,871

Misc. (expense), net
249,007     (1,087,377)    (838,370)   (184,494) (g),   (524,050)
                                                  (i)
Provision for income taxes
- ----           32,000        32,000        ----            32,000

Allocation to min. int.
- ----           ----           ----        438,222(h)      438,222

Net (loss) income
$(  749,783)   $85,140   $( 664,643)   $(1,388,477)  $(2,491,342)

Net (loss) per share
$(0.19)                                                  $(0.39)

Number of shares
3,936,668                                              6,366,668


Pro forma adjustment include (a) adjustments to reflect elimination of Starcom product lines; (b) adjustments to reflect application of existing lower Mediatech inventory purchasing to Starcom inventory; (c) adjustments to reflect reduction in payroll of principal officers with employment contracts and reduction of general payroll of Starcom due to a redundancy of staff with Mediatech. It is anticipated that the Company will combine the Starcom operations with the existing Mediatech operations; (d) adjustments to reflect non-recurring rent expense due to the closure of the Starcom offices and Company's corporate office; (e) adjustments to reflect non-recurring expenses such as property insurance, building costs, and data processing due to the closure of the Starcom offices; (f) Adjustments to reflect amortization of goodwill for both Channelmatic and Starcom over 20 years and amortization of step-up of equipment over five years; (g) adjustments to reflect interest expense related to the $5,602,500 note payable to the former Channelmatic shareholder;
(h) Adjustments to reflect a 33.33% allocation of operations from Channelmatic to minority shareholder; (i) Adjustments to record and eliminate intercompany interest income and expense.


Private Placements

On February 28, 1996, the Company completed a Regulation D private placement of 224,795 of its common stock for $1,000,000 and a Convertible Note ("the Note") for $3,000,000 to a single accredited institutional investor. The Note accrues interest at a rate of 7% annually, payable quarterly in cash or the Company's common stock at the Company's option and has a term of two years. The principal amount of the Note, together with interest is convertible in one-hundred-eighty days at 82% of the average closing bid price for the five days immediately preceding the conversion date. The Company shall have the right to convert all or part of the promissory note any time after six months from closing date. The Note is redeemable in whole or in part anytime after 90 days from closing in an amount equal to 122% of the principal balance of the Note. The Company has agreed to file a Form S-3 registration statement to register the common shares which were issued and common shares underlying the Note.

On April 29, 1996, the Company completed a private placement of Class A Preferred Stock for $12,000,000. The placement consisted of 1,200 shares of Convertible Class A Preferred Stock which pays a dividend of 6% annually, payable in cash or common stock at the Company's option, and has a term of three years. The Class A Preferred Stock is convertible into common stock at a rate determined by the average trading price of the Company's common stock at the time of conversion not to exceed $7.00 per share. The common stock carries registration rights and the Company has the option to repurchase the Class A Preferred Stock at the time of conversion at a 15% premium to the principal amount and has the right to call the Class A Preferred Stock at a 30% premium to the principal amount after 12 months, declining to a 15% premium after 30 months.

Acquisitions

On March 22, 1996, the Company entered into a letter of intent to acquire 100% of the common stock of Cable Computerized
Management Systems, Inc. ("CCMS"). Terms of acquisition call for the Company to pay $4,800,000 as follows: $1,036,521 in cash; $1,400,000 promissory note amortized over five years bearing interest at 8%, quarterly payments beginning in month 13; and $2,363,479 payable in the form of the Company's common stock valued at the average closing price of the Company's common stock for the 30 consecutive trading days preceding the closing date and 30 consecutive trading days subsequent to the closing date. The shares issued are restricted for twelve months with subsequent selling restrictions lifted on a prorata basis for the following 24 months.

On March 11, 1996, the Company entered into a letter of intent to acquire 100% of the capital stock of Enterprise Systems Group, Ltd. ("Enterprise"). Terms of acquisition call for the Company to pay to Enterprise an amount equal to eight times Enterprise's earnings before interest, taxes, depreciation and amortization for the fiscal year ended March 31, 1996. Payment is a follows:
$10,000,000 in cash; $5,000,000 promissory note amortized over four years bearing interest at 8%, quarterly payments beginning in month seven; and the balance payable in the form of the Company's common stock valued at the average closing price of the Company's common stock for the 30 consecutive trading days preceding the closing date and 30 consecutive trading days subsequent to the closing date. The shares issued are restricted for six months.


The Company will provide CCMS and Enterprise with "piggy-back" rights on a future registration statement or will file a separate registration statement to register the common stock issued in these transactions.